                                                                     EXHIBIT 4.1

================================================================================


                            LESLIE'S POOLMART, INC.,

                                   as Issuer,

                                      AND

                    U.S. TRUST COMPANY OF CALIFORNIA, N.A.,

                                   as Trustee

                                   INDENTURE

                           Dated as of June 11, 1997

                               up to $115,000,000

                         10 3/8% Senior Notes due 2004



================================================================================

                             CROSS-REFERENCE TABLE


TIA                                                           Indenture
Section                                                        Section
-------                                                       ---------
310(a)(1).....................................................  7.10
   (a)(2).....................................................  7.10
   (a)(3).....................................................  N.A.
   (a)(4).....................................................  N.A.
   (a)(5).....................................................  7.08; 7.10
   (b)........................................................  7.08; 7.10; 10.02
   (c)........................................................  N.A.
311(a)........................................................  7.11
   (b)........................................................  7.11
   (c)........................................................  N.A.
312(a)........................................................  2.05
   (b)........................................................  10.03
   (c)........................................................  10.03
313(a)........................................................  7.06
   (b)(1).....................................................  7.06
   (b)(2).....................................................  7.06
   (c)........................................................  7.06; 10.02
   (d)........................................................  7.06
314(a)........................................................  4.08; 4.10; 10.02
   (b)........................................................  N.A.
   (c)(1).....................................................  7.02; 10.04; 10.05
   (c)(2).....................................................  7.02; 10.04; 10.05
   (c)(3).....................................................  N.A.
   (d)........................................................  N.A.
   (e)........................................................  10.05
   (f)........................................................  N.A.
315(a)........................................................  7.01(b); 7.02
   (b)........................................................  7.05; 10.02
   (c)........................................................  7.01
   (d)........................................................  6.05; 7.01(c); 7.02
   (e)........................................................  6.11
316(a)(last sentence).........................................  2.09
   (a)(1)(A)..................................................  6.05
   (a)(1)(B)..................................................  6.04
   (a)(2).....................................................  9.02
   (b)........................................................  6.07
317(a)(1).....................................................  6.08
   (a)(2).....................................................  6.09
   (b)........................................................  2.04
318(a)........................................................  10.01
   (c)........................................................  10.01

--------------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

            ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions...................................................  1
SECTION 1.02. Incorporation by Reference of TIA............................. 23
SECTION 1.03. Rules of Construction......................................... 24

                           ARTICLE TWO THE SECURITIES

SECTION 2.01. Form and Dating............................................... 24
SECTION 2.02. Execution and Authentication.................................. 25
SECTION 2.03. Registrar and Paying Agent.................................... 27
SECTION 2.04. Paying Agent To Hold Assets in Trust.......................... 27
SECTION 2.05. Securityholder Lists.......................................... 28
SECTION 2.06. Transfer and Exchange......................................... 28
SECTION 2.07. Replacement Securities........................................ 29
SECTION 2.08. Outstanding Securities........................................ 29
SECTION 2.09. Treasury Securities........................................... 30
SECTION 2.10. Temporary Securities.......................................... 30
SECTION 2.11. Cancellation.................................................. 30
SECTION 2.12. Defaulted Interest............................................ 31
SECTION 2.13. CUSIP Number.................................................. 31
SECTION 2.14. Deposit of Moneys............................................. 32
SECTION 2.15. Book-Entry Provisions for Global Securities................... 32
SECTION 2.16. Registration of Transfers and Exchanges....................... 33
SECTION 2.17. Designation................................................... 39
SECTION 2.18. Additional Interest Under Registration Rights Agreement....... 39

                            ARTICLE THREE REDEMPTION

SECTION 3.01. Notices to Trustee............................................ 40
SECTION 3.02. Selection of Securities To Be Redeemed........................ 40
SECTION 3.03. Notice of Redemption.......................................... 41
SECTION 3.04. Effect of Notice of Redemption................................ 42
SECTION 3.05. Deposit of Redemption Price................................... 42
SECTION 3.06. Securities Redeemed in Part................................... 42

                                                                            Page
                                                                            ----
                             ARTICLE FOUR COVENANTS
SECTION 4.01. Payment of Securities........................................  42
SECTION 4.02. Maintenance of Office or Agency..............................  43
SECTION 4.03. Limitation on Restricted Payments............................  43
SECTION 4.04. Limitation on Incurrence of Additional Indebtedness..........  46
SECTION 4.05. Corporate Existence..........................................  46
SECTION 4.06. Payment of Taxes and Other Claims............................  47
SECTION 4.07. Maintenance of Properties and Insurance......................  47
SECTION 4.08. Compliance Certificate; Notice of Default....................  48
SECTION 4.09. Compliance with Laws.........................................  49
SECTION 4.10. Commission Reports...........................................  49
SECTION 4.11. Waiver of Stay, Extension or Usury Laws......................  50
SECTION 4.12. Limitation on Transactions with Affiliates...................  50
SECTION 4.13. Conduct of Business..........................................  52
SECTION 4.14. Limitation on Dividend and Other Payment
               Restrictions Affecting Subsidiaries.........................  52
SECTION 4.15. Limitation on Liens..........................................  52
SECTION 4.16. Change of Control............................................  53
SECTION 4.17. Limitation on Asset Sales....................................  55
SECTION 4.18. Limitation on Preferred Stock of Subsidiaries................  59

                       ARTICLE FIVE SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets.....................  59
SECTION 5.02. Successor Corporation Substituted............................  61

                        ARTICLE SIX DEFAULT AND REMEDIES

SECTION 6.01. Events of Default............................................  61
SECTION 6.02. Acceleration.................................................  62
SECTION 6.03. Other Remedies...............................................  63
SECTION 6.04. Waiver of Past Defaults......................................  64
SECTION 6.05. Control by Majority..........................................  64
SECTION 6.06. Limitation on Suits..........................................  64
SECTION 6.07. Rights of Holders To Receive Payment.........................  65
SECTION 6.08. Collection Suit by Trustee...................................  65
SECTION 6.09. Trustee May File Proofs of Claim.............................  66
SECTION 6.10. Priorities...................................................  66

                                                                            Page
                                                                            ----
SECTION 6.11. Undertaking for Costs........................................  67

                             ARTICLE SEVEN TRUSTEE

SECTION 7.01. Duties of Trustee............................................  67
SECTION 7.02. Rights of Trustee............................................  69
SECTION 7.03. Individual Rights of Trustee.................................  70
SECTION 7.04. Trustee's Disclaimer.........................................  70
SECTION 7.05. Notice of Default............................................  70
SECTION 7.06. Reports by Trustee to Holders................................  71
SECTION 7.07. Compensation and Indemnity...................................  71
SECTION 7.08. Replacement of Trustee.......................................  72
SECTION 7.09. Successor Trustee by Merger, Etc.............................  73
SECTION 7.10. Eligibility; Disqualification................................  74
SECTION 7.11. Preferential Collection of Claims Against Company............  74

             ARTICLE EIGHT SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01. Legal Defeasance and Covenant Defeasance.....................  74
SECTION 8.02. Satisfaction and Discharge...................................  78
SECTION 8.03. Survival of Certain Obligations..............................  79
SECTION 8.04. Acknowledgment of Discharge by Trustee.......................  79
SECTION 8.05. Application of Trust Assets..................................  79
SECTION 8.06. Repayment to the Company; Unclaimed Money....................  80
SECTION 8.07. Reinstatement................................................  80

                ARTICLE NINE AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders...................................  81
SECTION 9.02. With Consent of Holders......................................  82
SECTION 9.03. Compliance with TIA..........................................  83
SECTION 9.04. Revocation and Effect of Consents............................  83
SECTION 9.05. Notation on or Exchange of Securities........................  84
SECTION 9.06. Trustee To Sign Amendments, Etc..............................  84

                           ARTICLE TEN MISCELLANEOUS

SECTION 10.01. TIA Controls................................................  85
SECTION 10.02. Notices.....................................................  85
SECTION 10.03. Communications by Holders with Other Holders................  86
SECTION 10.04. Certificate and Opinion as to Conditions Precedent..........  87

                                                                            Page
                                                                            ----
SECTION 10.05. Statements Required in Certificate or Opinion...............  87
SECTION 10.06. Rules by Trustee, Paying Agent, Registrar...................  88
SECTION 10.07. Legal Holidays..............................................  88
SECTION 10.08. Governing Law...............................................  88
SECTION 10.09. No Adverse Interpretation of Other Agreements...............  88
SECTION 10.10. No Recourse Against Others..................................  88
SECTION 10.11. Successors..................................................  88
SECTION 10.12. Duplicate Originals.........................................  89
SECTION 10.13. Severability................................................  89

SIGNATURES.................................................................   1

Exhibit A    -     Form of Series A Security
Exhibit B    -     Form of Series B Security
Exhibit C    -     Form of Legend for Global Securities
Exhibit D    -     Transfer Certificate
Exhibit E    -     Form of Transferee Certificate for Institutional
                   Accredited Investors
Exhibit F    -     Form of Transferee Certificate for Regulation S Transfers

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of June 11, 1997 between LESLIE'S POOLMART, INC., a Delaware corporation (the "Company"), as Issuer and U.S. TRUST COMPANY OF
                           --------
CALIFORNIA, N.A., as Trustee (the "Trustee").
                                   -------

          The Company has duly authorized the creation of an issue of 10 3/8% Senior Notes due 2004, Series A, and an issue of 10 3/8% Senior Notes due 2004, Series B, to be issued in exchange for the 10 3/8% Senior Notes due 2004, Series A, pursuant to the Registration Rights Agreement and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                  ARTICLE ONE


                  DEFINITIONS AND INCORPORATION BY REFERENCE



SECTION 1.01.  Definitions.
               -----------

          "Acquired Indebtedness" means Indebtedness of a Person or any of its
           ---------------------
Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person and in each case not incurred in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation.

          "Additional Interest" has the meaning set forth in the Registration
           -------------------
Rights Agreement.

          "Affiliate" means, with respect to any specified Person, any other
           ---------
Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Affiliate Transaction" has the meaning set forth in Section 4.12.
           ---------------------

          "Agent" means any Registrar, Paying Agent or Co-Registrar.
           -----

          "Asset Acquisition" means (a) an Investment by the Company or any
           -----------------
Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, or (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance,
           ----------
transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Subsidiary of the Company (including a Person that is or will become a Subsidiary of the Company immediately after such sale, issuance, conveyance, transfer, lease, assignment or other transfer for value) of (a) any Capital Stock of any Subsidiary of the Company; or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not
                                 --------  -------
include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $500,000 and (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article FIVE.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
           --------------
state or foreign law for the relief of debtors.

          "Board of Directors" means, as to any Person, the board of directors
           ------------------
of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day other than a Saturday, Sunday or any
           ------------
other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

          "Capitalized Lease Obligation" means, as to any Person, the
           ----------------------------
obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means (i) with respect to any Person that is a
           -------------
corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person.

          "Cash Equivalents" means (i) marketable direct obligations issued by,
           ----------------
or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          "Change of Control" means the occurrence of one or more of the
           -----------------
following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons (other than to a Permitted Holder) for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; (iv) the replacement of a majority of the Board of Directors of the Company (other than in accordance with the terms of the Series A Preferred Stock so long as Occidental owns greater than 50% of the then outstanding shares of the Series A Preferred Stock) over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or (v) the Company consolidates with, or merges with or into, another Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the shares representing the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company is converted into or exchanged for cash, securities or other property, other than (A) any such transaction where (1) the shares representing the issued and outstanding ordinary voting Capital Stock of the Company are converted into or exchanged for (I) ordinary voting Capital Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation and/or
(II) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (2) the "beneficial owners" of the shares representing the issued and outstanding ordinary voting Capital Stock of the Company immediately prior to such transaction own, directly or indirectly, shares of Capital Stock representing not less than a majority of voting power of all issued and outstanding shares of Capital Stock of the surviving or transferee corporation immediately after such transaction or
(B) any such transaction as a result of which the Permitted Holders own shares of Capital Stock representing more than 50% of the voting power of all issued and outstanding shares of Capital Stock of the surviving or transferee corporation immediately after such transaction.

          "Change of Control Offer" has the meaning set forth in Section 4.16.
           -----------------------

          "Change of Control Payment Date" has the meaning set forth in Section
           ------------------------------
4.16.

          "Commission" means the Securities and Exchange Commission, or any
           ----------
successor agency thereto with respect to the regulation or registration of securities.

          "Common Stock" of any Person means any and all shares, interests or
           ------------
other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a
           -------
successor replaces it pursuant to this Indenture.

          "Consolidated EBITDA" means, with respect to any Person, for any
           -------------------
period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
           ----------------------------------------
Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Con-solidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and including, without limitation, by giving pro forma effect to any Consolidated EBITDA (provided that such pro forma Consolidated EBITDA shall be calculated in a manner consistent with the exclusions in the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be deter-mined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any
           --------------------------
period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding any amortization or write off of deferred financing costs), plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for
           -----------------------------
any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and any amortization or write off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person, for any
           -----------------------
period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset
--------
Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person,
(d) the net income (but not loss) of any Sub-sidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (e) the net income of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

          "Consolidated Net Worth" of any Person means the consolidated
           ----------------------
stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

          "Consolidated Non-cash Charges" means, with respect to any Person, for
           -----------------------------
any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (including, without limitation, any LIFO adjustments, but excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

          "Corporate Trust Office" means the principal office of the Trustee
           ----------------------
where it conducts its corporate trust administrative functions, which office is currently located at 515 S. Flower Street, Suite 2700, Los Angeles, California 90071.

          "Covenant Defeasance" has the meaning set forth in Section 8.01.
           -------------------

          "Credit Agreement" means credit agreement(s) to be entered into by the
           ----------------
Company and one or more lenders, and all amendments thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders.

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
sequestrator or similar official under any Bankruptcy Law.

          "Default" means an event or condition the occurrence of which is, or
           -------
with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Depository" means, with respect to the Securities issued in the form
           ----------
of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

          "Disqualified Capital Stock" means that portion of any Capital Stock
           --------------------------
which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the final maturity date of the Securities.

          "Event of Default" has the meaning set forth in Section 6.01.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute or statutes thereto.

          "fair market value" means, with respect to any asset or property, the
           -----------------
price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "Final Maturity Date" means July 15, 2004.
           -------------------

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Global Security" means a security evidencing all or a portion of the
           ---------------
Securities issued to the Depository or its nominee in accordance with Section
2.01 and bearing the legend set forth in Exhibit C.
                                         ---------

          "incur" has the meaning set forth in Section 4.04.
           -----

          "Indebtedness" means with respect to any Person, without duplication,
           ------------
(i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time in accordance with the terms hereof.

          "Independent Financial Advisor" means an accounting firm, appraisal
           -----------------------------
firm, investment banking firm or consultant to Persons engaged in a Related Business, in each case, of nationally recognized standing that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged.

          "Initial Purchaser" means BT Securities Corporation.
           -----------------

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Date" means the stated due date of an installment of
           ---------------------
interest on the Securities.

          "Interest Swap Obligations" means the obligations of any Person
           -------------------------
pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment" means, with respect to any Person, any direct or indirect
           ----------
loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company or any Subsidiary on commercially reasonable terms in accordance with normal trade practices of the Company or such

Subsidiary, as the case may be. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Subsidiary not sold or disposed of.

          "Issue Date" means the date of original issuance of the Series A
           ----------
Securities under this Indenture.

          "Legal Defeasance" has the meaning set forth in Section 8.01.
           ----------------

          "Leslie's California" means Leslie's Poolmart, a California
           -------------------
corporation.

          "Lien" means any lien, mortgage, deed of trust, pledge, security
           ----
interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Management Services Agreement" means that certain Management Services
           -----------------------------
Agreement dated as of the Issue Date by and between Leonard Green & Partners, L.P., on the one hand, and the Company, on the other hand, providing for certain fees, expenses and reimbursements to be paid to Leonard Green & Partners, L.P., as such Management Services Agreement may be amended from time to time so long as such amendments are in compliance with Section 4.12.

          "Moody's" means Moody's Investors Service, Inc. and its successors.
           -------

          "Net Cash Proceeds" means, with respect to any Asset Sale, the
           -----------------
proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrange-ments, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (e) that portion of the cash or Cash Equivalents attributable to the Capital Stock of a Subsidiary which is not a Wholly Owned Subsidiary of the Company held, directly or indirectly, by any Person which is not the Company or a Wholly Owned Subsidiary of the Company.

          "Net Proceeds Offer" has the meaning set forth in Section 4.17.
           ------------------

          "Net Proceeds Offer Amount" has the meaning set forth in Section 4.17.
           -------------------------

          "Net Proceeds Offer Payment Date" has the meaning set forth in Section
           -------------------------------
4.17.

          "Net Proceeds Offer Trigger Date" has the meaning set forth in Section
           -------------------------------
4.17.

          "Obligations" means all obligations for principal, premium, Additional
           -----------
Interest, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Occidental" means Occidental Petroleum Corporation, a Delaware
           ----------
corporation.

          "Occidental Supply Agreement" means the supply agreement between a
           ---------------------------
subsidiary of Occidental and the Company as in effect on the Issue Date.

          "Offering Memorandum" means the Confidential Offering Memorandum of
           -------------------
the Company dated June 6, 1997.

          "Officer" means, with respect to any Person, the Chairman of the
           -------
Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of such Person.

          "Officers' Certificate" means a certificate signed by two Officers of
           ---------------------
the Company.

          "Offshore Physical Securities" has the meaning set forth in Section
           ----------------------------
2.01.

          "Opinion of Counsel" means a written opinion from legal counsel which
           ------------------
opinion is reasonably acceptable to the Trustee and which counsel may be counsel to or an employee of the Company or counsel to the Trustee.

          "Participants" has the meaning set forth in Section 2.15.
           ------------

          "Paying Agent" has the meaning set forth in Section 2.03.
           ------------

          "Permitted Holders" means Green Equity Investors II, L.P., senior
           -----------------
management of the Company as in effect on the Issue Date and Occidental, including in each case, their respective Affiliates.

          "Permitted Indebtedness" means, without duplication, each of the
           ----------------------
following:

          (i) the Series A Securities issued on the Issue Date in an aggregate principal amount not to exceed $90.0 million and the Series B Securities or Private Exchange Notes issued in exchange therefor pursuant to the Registration Rights Agreement and any replacement Security therefor issued pursuant to Section 2.07;

          (ii) Indebtedness incurred pursuant to a Credit Agreement(s) in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $35.0 million and (b) the sum of 80% of the total accounts receivable and 60% of the total inventory of the Company and its Subsidiaries, less in each case the amount of any prepayments made with the proceeds of an Asset Sale or assumed in connection with an Asset Sale;

          (iii) other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

          (iv)  Interest Swap Obligations of the Company covering
     Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that such Interest Swap Obligations are
                 --------  -------
     entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (v)   Indebtedness of a Subsidiary of the Company to the Company
     or to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Subsidiary of the Company; provided that if as of
                                                          --------
     any date any Person other than the Company or a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vi)  Indebtedness of the Company to a Wholly Owned Subsidiary of
     the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than a Wholly Owned Subsidiary of the Company; provided that if as of
                                                          --------
     any date any Person other than a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or any Person other than a Wholly Owned Subsidiary of the Company holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
                                               --------  -------
     Indebtedness is extinguished within two business days of incurrence;

         (viii) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (ix)  Refinancing Indebtedness;

          (x)   Capitalized Lease Obligations and Purchase Money
     Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any one time outstanding; and

          (xi) additional Indebtedness of the Company in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

          "Permitted Investments" means (i) Investments by the Company or any
           ---------------------
Wholly Owned Subsidiary of the Company in any Person that is or will become, or Investments by the Company or any Wholly Owned Subsidiary of the Company which result in any Person becoming, in any case, immediately after such Investment, a Wholly Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Subsidiary of the Company; (ii) Investments by any Wholly Owned Subsidiary of the Company in the Company; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $500,000 at any one time outstanding; (v) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and (vi) Investments made by the Company or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.17.

          "Permitted Liens" means the following types of Liens:
           ---------------

          (i) Liens securing Indebtedness incurred under the Credit Agreement or pursuant to clause (xi) of the definition of Permitted Indebtedness;

          (ii) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on their books such reserves as may be required pursuant to GAAP;

          (iii) statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (v) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (vi) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (vii) any interest or title of a lessor under any Capitalized
     Lease Obligation; provided that such Liens do not extend to any property or
                       --------
     assets which is not leased property subject to such Capitalized Lease Obligation;

         (viii) Liens securing Purchase Money Indebtedness of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the Purchase Money Indebtedness shall
               --------  -------
     not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (ix) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (x) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (xi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

          (xii) Liens securing Interest Swap Obligations which Interest
     Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

         (xiii) Liens securing Acquired Indebtedness incurred in
     accordance with Section 4.04; provided that (A) such Liens secured such
                                   --------
     Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company; and

          (xiv) Liens created under this Indenture.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Physical Securities" has the meaning set forth in Section 2.01.
           -------------------

          "Poolmart" means Poolmart USA Inc., a Delaware corporation.
           --------

          "Preferred Stock" of any Person means any Capital Stock of such Person
           ---------------
that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "Private Exchange Notes" has the meaning set forth in the Registration
           ----------------------
Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Securities in the form set forth on Exhibit A.

          "pro forma" means, with respect to any calculation made or required to
           ---------
be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its independent certified public accountants.

          "Public Equity Offering" means an underwritten public offering of
           ----------------------
Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act or any successor statute.

          "Purchase Agreement" means the purchase agreement dated as of June 6,
           ------------------
1997 by and between the Company and the Initial Purchaser.

          "Purchase Money Indebtedness" means Indebtedness of the Company and
           ---------------------------
its Subsidiaries incurred in connection with the purchase of businesses (including Capital Stock of businesses primarily engaged in a Related Business), properties or assets for the business of the Company and its Subsidiaries and any Refinancing thereof.

          "Qualified Capital Stock" means the Series A Preferred Stock and any
           -----------------------
other Capital Stock that is not Disqualified Capital Stock.

          "Qualified Institutional Buyer" or "QIB" means a "qualified
           -----------------------------      ---
institutional buyer" as that term is defined in Rule 144A under the Securities Act.

          "Recapitalization" means the merger consummated pursuant to the
           ----------------
Agreement and Plan of Merger among the Company, Leslie's California and Poolmart and the related financing transactions described in the Offering Memorandum.

          "Record Date" means the applicable Record Date specified in the
           -----------
Securities; provided that if any such date is not a Business Day, the Record
            --------
Date shall be the first day immediately preceding such specified day that is a Business Day.

          "Redemption Date," when used with respect to any Security to be
           ----------------
redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

          "Redemption Price," when used with respect to any Security to be
           -----------------
redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

          "Reference Date" has the meaning set forth in Section 4.03.
           --------------

          "Refinance" means, in respect of any security or Indebtedness, to
           ---------
refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any
           ------------------------
Subsidiary of the Company of Indebtedness incurred in accordance with Section
4.04 (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (x) or
(xi) of the definition of Permitted Indebtedness), to the extent that such Refinancing does not (1) result in an increase in the aggregate principal amount of the Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is
                  --------
Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities, then such Refinancing Indebtedness shall be subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Registered Exchange Offer" means the offer to exchange the Series B
           -------------------------
Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

          "Registrar" has the meaning set forth in Section 2.03.
           ---------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated as of the Issue Date between the Company and the Initial Purchaser.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Related Business" means a business whose revenues are derived from
           ----------------
the general business conducted by the Company on the Issue Date or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

          "Replacement Assets" has the meaning set forth in Section 4.17.
           ------------------

          "Responsible Officer" means, when used with respect to the Trustee,
           -------------------
any officer in the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Payments" has the meaning set forth in Section 4.03.
           -------------------

          "Restricted Security" has the meaning set forth in Rule 144(a)(3)
           -------------------
under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "Sale and Leaseback Transaction" means any direct or indirect
           ------------------------------
arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

          "S&P" means Standard & Poor's Corporation and its successors.
           ---

          "Securities" means the Series A Securities, the Series B Securities,
           ----------
the Private Exchange Notes, if any, and any securities issued pursuant to
Section 2.02, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor statute or statutes thereto.

          "Securityholder" or "Holder" means the Person in whose name a Security
           --------------      ------
is registered on the Registrar's books.

          "Series A Preferred Stock" means the Series A Preferred Stock of the
           ------------------------
Company issued pursuant to the Certificate of Designation, Preferences and Rights of Series A Redeemable Preferred Stock, as in effect on the Issue Date.

          "Series A Securities" means the 10 3/8% Senior Notes due 2004, Series
           -------------------
A, of the Company issued pursuant to this Indenture and sold pursuant to the Purchase Agreement.

          "Series B Securities" means the 10 3/8% Senior Notes due 2004, Series
           -------------------
B, of the Company to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and the Registration Rights Agreement.

          "Significant Subsidiary" shall have the meaning set forth in Rule
           ----------------------
1.02(w) of Regulation S-X under the Securities Act.

          "Subsidiary," with respect to any Person, means (i) any corporation of
           -----------
which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Surviving Entity" has the meaning set forth in Section 5.01.
           ----------------

          "TIA" means the Trust Indenture act of 1939 (15 U.S.C. (S)(S) 77aaa-
           ---
77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

          "Transaction Mergers" means, collectively, the merger of Leslie's
           -------------------
California into Leslie's Poolmart, Inc., a Delaware corporation, and the subsequent merger of Poolmart into Leslie's Poolmart, Inc., to occur on the Issue Date.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "U.S. Government Obligations" shall have the meaning set forth in
           ---------------------------
Section 8.01.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "U.S. Physical Securities" has the meaning set forth in Section 2.01.
           ------------------------

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary of such
           -----------------------
Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02.  Incorporation by Reference of TIA.
               ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and, in each case, not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (2)  "or" is not exclusive;

          (3) words in the singular include the plural, and words in the plural include the singular;

          (4)  provisions apply to successive events and transactions; and

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating.
               ---------------

          The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto,
                                                             ---------
which is hereby incorporated in and expressly made a part of this Indenture. The Series B Securities and the

Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a
        ---------
part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

          The terms and provisions contained in the Securities, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of
   ----------------
this Indenture and, to the extent applicable, the Company, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A and Securities offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A ("Global Securities"),
                                       ---------   -----------------
deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit C. The aggregate principal amount of any Global
                    ---------
Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Securities in registered form set forth in Exhibit A (the "Offshore Physical Securities").
                             ---------       ----------------------------
Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities").
                                    ---------       ------------------------
The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."
                                        -------- ----------

SECTION 2.02.  Execution and Authentication
               ----------------------------

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal may also be reproduced on the Securities.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Series A Securities for original issue on the Issue Date in the aggregate principal amount not to exceed $90,000,000, (ii) Series B Securities from time to time only in exchange for a like principal amount of Series A Securities, (iii) Private Exchange Notes from time to time only in exchange for a like principal amount of Series A Securities, and (iv) Securities issued in one or more series (such Securities to be substantially in the form of Exhibit A or Exhibit B (and if in the form of Exhibit A, a like principal amount of Securities in the form of Exhibit B in exchange therefor)) in an aggregate principal amount of not more than $25,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $115,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.
               --------------------------

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b)
                                                           ---------
Securities may be presented or surrendered for payment ("Paying Agent") and (c)
                                                         ------------
notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more Co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.
               ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all as-sets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Securityholder Lists.
               --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.
               ---------------------

          Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a Co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange
--------  -------
shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or Co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.16,
4.17 or 9.05 in which event the Company shall be responsible for the payment of such taxes or governmental charges). The Registrar or Co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

          Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Securities.
               ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

          Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.
               ----------------------

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding
             ---------
upon surrender of such Security and replacement thereof pursuant to Section
2.07.

          If on a Redemption Date or the Final Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.
               -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee actually knows are so owned shall be disregarded.

          The Trustee may require an Officers' Certificate listing Securities owned by the Company or its Affiliates.

SECTION 2.10.  Temporary Securities.
               --------------------

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.
               ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation, provided that the Trustee shall not be required to destroy Securities. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.
               ------------------

          If the Company defaults in a payment of principal or interest on the Securities, it shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 2% per
                                                                        ---
annum in excess of the rate shown on the Security.
-----

SECTION 2.13.  CUSIP Number.
               ------------

          The Company in issuing the Securities will use one or more "CUSIP" numbers and the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders. The Trustee and the Company shall not be liable for any defect or inaccuracy in the CUSIP numbers that appear on any Security or in any redemption notice. The Trustee, in its discretion, may include in any notice a statement to the effect that the CUSIP numbers on the Securities have been assigned by an independent service and are included in such notice solely for the convenience of the holders and that neither the Trustee nor the Company make any representation as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

          In the event that the Company shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Issue Date pursuant to clause (iv) of the first sentence of the fourth paragraph of
Section 2.02, the Company shall use its best efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time; provided, however, that if any series of Securities issued under this
      --------  -------
Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Securities that is different than the "CUSIP" number printed on the Securities then outstanding.

          Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

SECTION 2.14.  Deposit of Moneys.
               -----------------

          Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Final Maturity Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Securities.
               -------------------------------------------

          (a)  The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.
         ----------

          Members of, or participants in, the Depository ("Participants") shall
                                                           ------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.  Registration of Transfers and Exchanges.
               ---------------------------------------

          (a)  Transfer and Exchange of Physical Securities.  When Physical
               --------------------------------------------
Securities are presented to the Registrar or Co-Registrar with a request:

            (i)  to register the transfer of the Physical Securities; or

          (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical
                                            --------  -------
Securities presented or surrendered for registration of transfer or exchange:

            (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

          (A) if such Physical Security is being delivered to the Registrar or Co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or
                                                         ---------

          (B) if such Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto);
                                                            ---------
               or

          (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a
                                                         ---------
               Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto; or
                                            ---------

          (D) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto), a Transferee
                                             ---------
               Certificate for Regulation S Transfers substantially in the form of Exhibit F hereto and an Opinion of
                  ---------

               Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with Regulation S under the Securities Act; or

          (E) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and
                                                         ---------
               an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with Rule 144 under the Securities Act; or

          (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel
                           ---------
               reasonably acceptable to the Company to the effect that such transfer is in compliance with the rules and regulations under the Securities Act applicable to such exemption.

          (b)  Restrictions on Transfer of a Physical Security for a
               -----------------------------------------------------
Beneficial Interest in a Global Security.  A Physical Security may not be
----------------------------------------
exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or Co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or Co-Registrar, together with:

          (A)  certification, substantially in the form of Exhibit D hereto,
                                                           ---------
               that such Physical Security is being transferred (I) to a Qualified Institutional Buyer, (II) to an Institutional Accredited Investor or (III) in an offshore transaction in reliance on Regulation S; and

          (B) written instructions directing the Registrar or Co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or Co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in ac-cordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security representing Securities held by Qualified Institutional Buyers, Institutional Accredited Investors or Persons acquiring Securities in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

          (c)  Transfer and Exchange of Global Securities.  The transfer
               ------------------------------------------
and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a QIB Global Security to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Securities of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (d)  Transfer of a Beneficial Interest in a Global Security for a
               ------------------------------------------------------------
Physical Security.
------------------

            (i) Any Person having a beneficial interest in a Global Security may exchange upon request such beneficial interest for a Physical Security. Upon receipt by the

     Registrar or Co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

          (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit D hereto); or
                           ---------

          (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit D hereto);
                                                            ---------
               or

          (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a
                                                         ---------
               Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto; or
                                            ---------

          (D) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto), a Transferee
                                             ---------
               Certificate for Regulation S Transfers substantially in the form of Exhibit F hereto and an Opinion of Counsel reasonably
                  ---------
               satisfactory to the Company to the effect that such transfer is in compliance with Regulation S under the Securities Act; or

          (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto)
                                                         ---------
               and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with Rule 144 under the Securities Act; or

          (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel
                           ---------
               reasonably satisfactory to the Company to the effect that such transfer is in compliance with the rules and regulations under the Securities Act applicable to such exemption,

          then the Registrar or Co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and make available for delivery to the transferee a Physical Security.

          (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or Co-Registrar in writing. The Registrar or Co-Registrar shall make available for delivery such Physical Securities to the Persons in whose names such Physical Securities are so registered.

          (e)  Restrictions on Transfer and Exchange of Global Securities.
               ----------------------------------------------------------
Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f)  Private Placement Legend.  Upon the transfer, exchange or
               ------------------------
replacement of Securities not bearing the Private Placement Legend, the Registrar or Co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or Co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized and directed to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

          (g)  General.  By its acceptance of any Security bearing the
               -------
Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.  Designation.
               ------------

          The Indebtedness evidenced by the Securities is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company which the Company makes subordinate to any senior indebtedness or such other term denoting seniority.

SECTION 2.18.  Additional Interest Under Registration Rights Agreement.
               -------------------------------------------------------

          Under certain circumstances, the Company shall be obligated to pay Additional Interest to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Notices to Trustee.
               ------------------

          If the Company elects to redeem Securities pursuant to Paragraph 5 or Paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.
               --------------------------------------

          In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot
                                                        --------
or by such method as the Trustee shall deem fair and appropriate; provided,
                                                                  --------
however, that no Securities of a principal amount of $1,000 or less shall be
-------
redeemed in part; and provided, further, that if a partial redemption is made
                      --------  -------
with the proceeds of a Public Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata
                                                                       --- ----
basis or on as nearly a pro rata basis as is practicable (subject to the
                        --- ----
procedures of the Depository), unless such method is otherwise prohibited.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.
               --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. At the Company's request made at least 45 days before the Redemption Date, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed (including the CUSIP number(s), if any) and shall state:

             (1)  the Redemption Date;

             (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

             (3)  the name and address of the Paying Agent;

             (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

             (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

             (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

             (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

             (8) the Paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or before 11:00 a.m. New York Time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.  Securities Redeemed in Part.
               ---------------------------

          Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Company authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.
               ---------------------

          The Company will pay the principal of and interest on the Securities in the manner provided in the Securities and in this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an

Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

          The Company will pay, to the extent such payments are lawful, interest on overdue principal and interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Securities plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02.  Maintenance of Office or Agency.
               -------------------------------

          The Company will maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice (in any event no later than forty-eight hours after any change in location) to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02. The Company hereby initially designates the office of the Trustee at 770 Broadway, 13th Floor, New York, New York 10003 as its office or agency in the Borough of Manhattan, The City of New York.

SECTION 4.03.  Limitation on Restricted Payments.
               ---------------------------------

          The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,
(i) a Default or an Event of Default shall have occurred and be continuing or
(ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company reported for any period subsequent to March 29, 1997 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (z) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments and (2) the Net Cash Proceeds received by the Company or any Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company).

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible into Common Stock of the Company from employees and directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of such employees or directors, in an aggregate amount not to exceed $500,000 in any calendar year and $2.0 million in the aggregate (in each case plus the amount of net cash proceeds received by the Company from the sale of Qualified Capital Stock to officers or directors of the Company and its Subsidiaries, provided, that such amounts did not provide the basis for any
              --------
other Restricted Payment); and (5) so long as no Default or Event of Default shall have occurred and be continuing, the payment of dividends on the shares of Series A Preferred Stock issued on the Issue Date and on any additional shares of such stock issued in lieu of cash dividends thereon with (x) the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (y) the net cash proceeds of any capital contribution to the Company to the extent such amounts in clauses (x) and (y) did not provide the basis for any other Restricted Payment. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (2)(ii), 3(ii)(A), (4) and (5) shall be included in such calculation.

          Any Investment in a direct or indirect Wholly Owned Subsidiary of the Company that becomes, directly or indirectly, a non-Wholly Owned Subsidiary of the Company (unless the Company or a Subsidiary retains no equity interest in such non-Wholly Owned Subsidiary) shall become a Restricted Payment on such date in an amount equal to (A) 1.0 minus the Company's percentage interest in such non-Wholly Owned Subsidiary times, (B) the amount of all Investments (net of any returns previously paid on such Investment) made in such non-Wholly Owned Subsidiary to such date, not to exceed the greater of (x) the book value of such Subsidiary on such date and (y) the fair market value of such Subsidiary on such date as determined (1) in good faith by the Board of Directors of the Company if such fair market value is determined to be less than $5.0 million and (2) by an investment banking firm of national standing if such fair market value is determined to be in excess of $5.0 million.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

SECTION 4.04.  Limitation on Incurrence of Additional Indebtedness.
               ----------------------------------------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur"), any Indebtedness (including Acquired Indebtedness but excluding Permitted Indebtedness); provided, however,
                                                             --------  --------
that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

          (b) Indebtedness of a Person which is secured by a Lien on an asset acquired by the Company or a Subsidiary of the Company (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time of the Asset Acquisition.

          (c) The Company shall not incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Securities, pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company.

SECTION 4.05.  Corporate Existence.
               --------------------

          Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Subsidiaries in accordance with the respective organizational documents of the Company or the Subsidiary, as the case may be, and the rights (charter and statutory) and material franchises of the Company and each of the Subsidiaries; provided, however, that the Company shall not be
                              --------  -------
required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of the Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.06.  Payment of Taxes and Other Claims.
               ---------------------------------

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Subsidiaries or upon the income, profits or property of it or any of the Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Subsidiaries; provided, however, that the Company shall not be
                             --------  -------
required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which appropriate provision has been made.

SECTION 4.07.  Maintenance of Properties and Insurance.
               ---------------------------------------

          (a) The Company shall cause all material properties owned by or leased by it or any of the Subsidiaries used or useful to the conduct of its business or the business of any of the Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals and replacements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the
       --------  -------
Company or any of the Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or any Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of the Subsidiaries) of the Company or any of the Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

          (b) The Company shall maintain, and shall cause the Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.08.  Compliance Certificate; Notice of Default.
               -----------------------------------------

          (a)  The annual financial statements delivered pursuant to
Section 4.10 to the Trustee shall be accompanied by an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b)  The annual financial statements delivered pursuant to
Section 4.10 to the Trustee shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that a Default or Event of Default under this Indenture has occurred insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

          (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Securities, the Company shall deliver to the Trustee, at its address set forth in Section 10.02 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action and the status thereof within five Business Days of its becoming aware of such occurrence.

SECTION 4.09.  Compliance with Laws.
               --------------------

          The Company will comply, and will cause each of the Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.10.  Commission Reports.
               ------------------

          (a) The Company will deliver to the Trustee within 15 days after it files with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company (at its own expense) will file with the Commission all information, documents and reports required to be filed with the Commission to the extent permitted, and provide the Trustee and the Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the other provisions of TIA (S) 314(a).

          (b) Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders. The Company will also make such reports available to prospective purchasers of the Securities, securities analysts and broker-dealers upon their request.

          (c) For so long as any of the Securities remain outstanding, the Company will make available to any prospective purchaser of the Securities or beneficial owner of the Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act during any period when the Company is not subject to Section 13 or 15(d) under the Exchange Act.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.11.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.  Limitation on Transactions with Affiliates.
               ------------------------------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5.0 million, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (b)  The restrictions set forth in clause (a) shall not apply to
(i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Subsidiaries or exclusively between or among such Subsidiaries; provided such transactions are not otherwise prohibited by this
              --------
Indenture; (iii) payments to be made in connection with the consummation of the Recapitalization or the financing thereof to be received by Leonard Green & Partners, L.P. and its Affiliates; (iv) payments of annual fees and reimbursement of reasonable expenses in accordance with the provisions of the Management Services Agreement; (v) any employment agreement entered into in the ordinary course of business, (vi) Restricted Payments permitted by this Indenture and Permitted Investments, (vii) payments made in accordance with the Occidental Supply Agreement or any other such agreement with Occidental entered into on terms no less favorable to the Company than those that may have been obtained in an arm's length transaction and (viii) loans or advances to officers or employees of the Company in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding.

SECTION 4.13.  Conduct of Business.
               -------------------

          The Company and its Subsidiaries shall not engage in any businesses other than a Related Business.

SECTION 4.14. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.
               ----------------------

          The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) any Credit Agreement; (4) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company, or any customary restriction on the ability of a Subsidiary of the Company to dividend, distribute or otherwise transfer any asset which secures Purchase Money Indebtedness of such Subsidiary; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; or (7) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (5) or (6) above; provided, however, that the provisions
                                   --------  -------
relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (3), (5) or (6).

SECTION 4.15.  Limitation on Liens.
               -------------------

          The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Securities are equally and ratably secured, except for
(A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens of the Company or a Wholly Owned Subsidiary of the Company on assets of any Subsidiary of the Company; (C) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (X) are no less favorable to the Holders and
--------  -------
are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (Y) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced; and (D) Permitted Liens.

SECTION 4.16.  Change of Control.
               -----------------

          (a)  Upon the occurrence of a Change of Control, the Company shall make an offer to purchase (the "Change of Control Offer") all of the then
                                      -----------------------
outstanding Securities pursuant to the offer described in paragraph (b) below at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.

          (b) Within 30 days following the date upon which a Change of Control occurred, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

             (1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Securities tendered and not withdrawn will be accepted for payment;

             (2) the purchase price (including the amount of accrued interest) and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date");

             (3) that any Security not tendered will continue to accrue interest;

             (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

             (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

             (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

             (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

             (8) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, thereon and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

          Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

SECTION 4.17.  Limitation on Asset Sales.
               -------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors),
(ii) at least 75% of the consideration received for the assets sold by the Company or the Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided, however, that (A) notes received by the Company as
             --------  -------
consideration for an Asset Sale that are converted into cash or Cash Equivalents immediately following the consummation of such Asset Sale or (B) the assumption by the purchaser of assets pursuant to an Asset Sale of liabilities of the Company (other than liabilities that are by their terms subordinate to the Securities) shall, in each case of the immediately preceding clauses (A) and
(B), be deemed to be cash or Cash Equivalents at the time of such Asset Sale in an amount equal to, in the case of clause (A), the amount of cash or Cash Equivalents realized on such conversion and, in the case of clause (B), the amount of the liabilities so assumed, as reflected on the balance sheet of the Company, and (iii) following the consummation of an Asset Sale, the Company shall, or shall cause such Subsidiary, within 365 days of receipt thereof either
(A) to apply the Net Cash Proceeds related to such Asset Sale to prepay any

Indebtedness that by its terms is not subordinate to the Securities, (B) to make a Permitted Investment or an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in a Related Business (collectively, "Replacement Assets") or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 365th day after an Asset Sale, or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before the applicable Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (or, in the case of a Net Proceeds Offer Trigger Date occurring prior to such 365th day, the aggregate amount of Net Cash Proceeds that the Board of Directors has determined not to so apply) (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis (and on a pro rata basis with the holders of Indebtedness of the Company that is not by its terms subordinate to the Securities), that amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration
          --------  -------
received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.17. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

          In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction per-mitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this Section 4.17, and shall comply with the provisions of this Section 4.17 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.17.

          Notwithstanding the two immediately preceding paragraphs, the Company and its Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; provided that any consideration not
                                     --------
constituting Replacement Assets received by the Company or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

          Notice of each Net Proceeds Offer pursuant to this Section 4.17 shall be mailed or caused to be mailed, by first class mail, by the Company within 25 days following the applicable Net Proceeds Offer Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

             (1)  that the Net Proceeds Offer is being made pursuant to this
     Section 4.17 and that all Securities tendered will be accepted for payment; provided, however, that if the principal amount of Securities tendered in
     --------  -------
     the Net Proceeds Offer exceeds the Net Proceeds Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis;

             (2) the Net Proceeds Offer price (including the amount of accrued interest, if any) and the Net Proceeds Offer Payment Date;

             (3) that any Security not tendered will continue to accrue interest;

             (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

             (5) that Holders electing to have a Security purchased pursuant to the Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Offer Payment Date;

             (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

             (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount at maturity equal to the unpurchased portion of the Securities surrendered.

          On or before the Net Proceeds Offer Payment Date, the Company shall
(i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, plus accrued interest, if any, thereon and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.17, the Trustee shall act as the Paying Agent.

          Any Net Proceeds Offer shall remain open for at least 20 Business Days (or such longer period as may be required by law) and until the close of business on the Net Proceeds Offer Payment Date.

          The Company shall comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule l4e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with the foregoing provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the foregoing provisions of this Indenture by virtue thereof.

          Upon completion of a Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Securities tendered pursuant to a Net Proceeds Offer is less than the Net Cash Proceeds, any remaining Net Cash Proceeds held by the Trustee shall be returned by the Trustee to the Company and the Company may use any remaining Net Cash Proceeds for general corporate purposes.

SECTION 4.18.  Limitation on Preferred Stock of Subsidiaries.
               ---------------------------------------------

          The Company shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company.

                                 ARTICLE FIVE


                             SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation and Sale of Assets.
               ----------------------------------------

          (a) Except for the Transaction Mergers, the Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium and Additional Interest, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.04; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          (b)  For purposes of the foregoing paragraph (a), the transfer
(by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02.  Successor Corporation Substituted.
               ---------------------------------

          Upon any such consolidation, merger, conveyance, lease or transfer of all or substantially all of the assets of the Company in accordance with the foregoing provisions of this Article Five, in which the Company is not the surviving Person, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company therein.

                               ARTICLE SIX


                             DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.
               -----------------

          An "Event of Default" occurs if:

          (a) the Company fails to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days;

          (b) the Company fails to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (c) the Company or any Subsidiary of the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (d) the Company or any Subsidiary of the Company fails to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, in any case if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time;

          (e) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (f) the Company or any of its Significant Subsidiaries (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it,
     (vi) makes a general assignment for the benefit of its creditors or (vii) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing; or

          (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (ii) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of their property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days

SECTION 6.02.  Acceleration.
               ------------

          If an Event of Default (other than an Event of Default specified in clause (f) or (g) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of, premium, if any, and accrued and unpaid interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable. If an Event of Default specified in clause (f) or
(g) above occurs and is continuing, then all unpaid principal of, and premium and Additional Interest, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and
                             ---- -----
payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.
               --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Guarantees.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of De-fault. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.
               -----------------------

          Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases and the duties and obligations of the Trustee shall be those expressly set forth in this Indenture (other than those duties and obligations that by their terms arise upon the occurrence of a Default or an Event of Default).

SECTION 6.05.  Control by Majority.
               -------------------

          The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may, in the sole judgment of the Trustee, give rise to or subject the Trustee to personal liability; provided that the Trustee may take
                                              --------
any other action deemed proper by the Trustee.

          In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.  Limitation on Suits.
               -------------------

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

             (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

             (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

             (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee in its sole judgment against any loss, liability or expense;

             (4) the Trustee does not comply with the request within 30 days after receipt of the written request and the offer described in clause
     (3) above and, if requested, the provision of indemnity; and

             (5) during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders To Receive Payment.
               ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.
               --------------------------

          If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum
                                                                       --- -----
borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the actual, documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, the Subsidiaries, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.
               ----------

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third:  to the Company.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.
               ---------------------

          Each party to this Indenture agrees and each Holder of any Security by its acceptance thereof shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit instituted by the Company, any suit instituted by the Trustee, any suit instituted by a Holder pursuant to Section 6.07, or any suit instituted by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.
               -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

             (1) The Trustee need perform only those duties as are expressly and specifically set forth herein and no others and no implied covenants, duties or obligations whatsoever shall be read into this Indenture against the Trustee.

             (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 10.04 hereof furnished to the Trustee and conforming to the require-ments of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

             (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

             (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall reasonably believe that repayment of such funds is not assured to it or it does not receive an indemnity that is, in its sole discretion, not adequate against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets of the Trustee except to the extent required by law.

          (g) The Trustee shall not be accountable for the use of any of the Securities delivered hereunder or the proceeds thereof.

          (h) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct as provided herein.

          (i) Except for Events of Default relating to the payment of the principal or the interest with respect to the Securities, the Trustee shall not be required to take notice, and shall not be deemed to have notice, of any default unless the Trustee shall be notified specifically and expressly in writing of the default; such notice being deemed "actual notice." In the absence of delivery of a written notice satisfying these requirements, the Trustee may assume conclusively that there is no default, except as noted above.

SECTION 7.02.  Rights of Trustee.
               -----------------

          Subject to Section 7.01:

          (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Sections 10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed in good faith.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law which shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this

     Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee in its sole judgment against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 7.03.  Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.
               --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Default.
               -----------------

          If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 60 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee shall not be deemed to have actual knowledge or ac-tual notice of a Default or an Event of Default unless a Responsible Officer of the Trustee received written notice of such Default or Event of Default or the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.  Reports by Trustee to Holders.
               -----------------------------

          Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b), 313(c) and 313(d).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

          The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.
               --------------------------

          The Company shall pay to the Trustee from time to time such compensation for its services hereunder (which shall be agreed to from time to time by the Company and the Trustee). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to
Section 8.01.

          The Company shall indemnify the Trustee and each predecessor trustee for, and hold it harmless against, any loss, liability, claim, damage or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by the Trustee without negli-gence or willful misconduct on its part arising out of or in connection with the administration of this trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder unless and to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless and to the extent such failure results in the forfeiture by the Company of material rights and defenses. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (f) or (g) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.
               ----------------------

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

             (1)  the Trustee fails to comply with Section 7.10;

             (2)  the Trustee is adjudged bankrupt or insolvent;

             (3) a receiver or other public officer takes charge of the Trustee or its property; or

             (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify in writing each Holder of such event and shall appoint a successor Trustee within 60 days after the effective date of such resignation, removal or vacancy. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, Etc.
               --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified
         --------  -------
and eligible under this Article Seven.

SECTION 7.10.  Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1) and 310(a)(5). The Trustee shall be a commercial bank with trust powers or a trust company, which shall have (or, in the case of a financial institution, commercial bank with trust powers or a trust company included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authorities, so long as any of the Securities are outstanding. The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be
                                  --------  -------
excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company, as obligors of the Securities.

SECTION 7.11.  Preferential Collection of Claims Against Company.
               -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated. The provisions of TIA (S) 311 shall apply to the Company, as obligor of the Securities.

                              ARTICLE EIGHT


                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.  Legal Defeasance and Covenant Defeasance.
               ----------------------------------------

          (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b)  Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance
               ----------------
means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due, and (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c)  Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.03 through 4.18 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed to be not
 -------------------
"outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company and its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), nor shall any event referred to in Section 6.01(d) or (e) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

             (1)  The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S.
                                                                            ----
     Government Obligations") maturing as to principal and interest in such
     ----------------------
     amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium and Additional Interest, if any, and interest on all the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

             (2) Such deposit shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

             (3) The Trustee shall have received an Officers' Certificate stating that no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(f) or (g) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

             (4) The Trustee shall have received an Officers' Certificate stating that such deposit will not result in a

     Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

             (5) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that Holders of the Securities will not recognize income gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income taxes in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

             (6) The Trustee shall have received an Opinion of Counsel stating that the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

             (7) The Company shall have delivered to the Trustee an Officer's Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Company or any Subsidiary of the Company with the intent of preferring the Holders over any other creditors of the Company defeating, hindering, delaying or defrauding any other creditors of the Company or any Subsidiary of the Company or others;

             (8) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company other than the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Securities is an insider of the Company, after the passage of 90 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

             (9) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this
     Section 8.01 have been complied with; provided, however, that no deposit
                                           --------  -------
     under clause (1) above shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 90 days following any such deposit.

          In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.  Satisfaction and Discharge.
               --------------------------

          The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

             (1) either (a) all the Securities, theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium and Additional Interest, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

             (2) the Company has paid all other sums payable under this Indenture by the Company; and

             (3) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.  Survival of Certain Obligations.
               -------------------------------

          Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13, 4.01, 4.02, 6.07, Article Seven, Sections
8.05, 8.06 and 8.07 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.04.  Acknowledgment of Discharge by Trustee.
               --------------------------------------

          Subject to Section 8.07, after (i) the conditions of Section 8.01 or
8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05.  Application of Trust Assets.
               ---------------------------

          The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Arti-cle Eight in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Securities. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.01 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

SECTION 8.06.  Repayment to the Company; Unclaimed Money.
               -----------------------------------------

          Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.01, held by it at any time. The Trustee and the Paying Agent shall pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for one year after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required
--------  -------
to make any payment may, but are not required to, at the expense of the Company and within 10 days of receipt of the Officers' Certificate described above, cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.  Reinstatement.
               -------------

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding pending before or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and rein-
stated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture; provided, however,
                                                          --------  -------
that if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.
               --------------------------

          The Company and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

             (1)  to cure any ambiguity, defect or inconsistency;

             (2) to evidence the succession in accordance with Article Five hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

             (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

             (4) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Securityholders hereunder;

             (5) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA; or

             (6) to make any change that would provide any additional benefit or rights to the Securityholders or that does not adversely affect the rights of any Securityholder;

provided that the Company has delivered to the Trustee an Opinion of Counsel and
--------
an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.
               -----------------------

          Subject to Section 6.07, the Company and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture or the Securities, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

             (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

             (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

             (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

             (4) make any Securities payable in money other than that stated in the Securities;

             (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

             (6)  make any changes in Section 6.04, 6.07 or this Section
     9.02;

             (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Securities in a manner which adversely affects the Holders; or

             (8) amend, modify or change in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or supplemental indenture.

SECTION 9.03.  Compliance with TIA.
               -------------------

          From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect, such compliance to be evidenced by an Opinion of Counsel.

SECTION 9.04.  Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstand-ing the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver
                                                   --------
shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.  Notation on or Exchange of Securities.
               -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Company may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.  Trustee To Sign Amendments, Etc.
               -------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but
                                          --------
shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company and shall be rendered by legal counsel selected by the Trustee.

                                  ARTICLE TEN

                                 MISCELLANEOUS

SECTION 10.01. TIA Controls.
               ------------

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 10.02. Notices.
               -------

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company:

          Leslie's Poolmart, Inc.
          20630 Plummer Street
          Chatsworth, California  91311

          Attention:  Brian McDermott

          Facsimile:  (818) 993-1930


          with copies to:

          Green Equity Investors II, L.P.
          11111 Santa Monica Boulevard
          Suite 2000
          Los Angeles, California  90025

          Attention:  Gregory J. Annick

          Facsimile:  (310) 954-0404

          Gibson, Dunn & Crutcher LLP
          333 South Grand Avenue
          Los Angeles, California  90071

          Attention:  Jennifer Bellah, Esq.

          Facsimile:  (213) 229-7520
          if to the Trustee:

          U.S. Trust Company of California, N.A.
          515 South Flower Street
          Suite 2700
          Los Angeles, California  90071

          Attention:  Corporate Trust Department

          Facsimile:  (213) 488-1370

          Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that, notwithstanding the foregoing, a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.03. Communications by Holders with Other Holders.
               --------------------------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

SECTION 10.04.  Certificate and Opinion as to Conditions Precedent.
                --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

             (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05. Statements Required in Certificate or Opinion.
               ----------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

             (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided,
                                                                     ---------
     however, that with respect to matters of fact an Opinion of Counsel may
     --------
     rely on an Officers' Certificate or certificates of public officials.

SECTION 10.06. Rules by Trustee, Paying Agent, Registrar.
               -----------------------------------------

          The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 10.07. Legal Holidays.
               --------------

          If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 10.08. Governing Law.
               -------------

          THIS INDENTURE, THE SECURITIES AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 10.09. No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10. No Recourse Against Others.
               --------------------------

          A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 10.11. Successors.
               ----------

          All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.12. Duplicate Originals.
               -------------------

          All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 10.13. Severability.
               ------------

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                              SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first written above.

                         THE COMPANY:

                              LESLIE'S POOLMART, INC.

                              By: /s/ Brian P. McDermott
                                 -----------------------------
                                 Name: Brian P. McDermott
                                 Title: Chief Executive Officer

Attest:  ___________________

By: /s/ Robert D. Olsen
    ------------------------
    Name: Robert D. Olsen
    Title: Executive Vice President
           Chief Financial Officer,
           Officer & Secretary


                         THE TRUSTEE:

                              U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                              as Trustee

                              By: /s/ Sandee Parks
                                 -----------------------------
                                 Name: Sandee Parks
                                 Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------

                          [FORM OF SERIES A SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATES, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED

STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                            LESLIE'S POOLMART, INC.


                              10 3/8% Senior Note
                          due July 15, 2004, Series A

                                                 CUSIP No.:
No. [         ]                                            $[            ]

          LESLIE'S POOLMART, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to
[         ] or registered assigns, the principal sum of $[          ] Dollars,
on July 15, 2004.

          Interest Payment Dates: January 15 and July 15, commencing January 15, 1998

          Record Dates:  December 31 and June 30

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated: June __, 1997

                              LESLIE'S POOLMART, INC.

                              By:
                                 --------------------------
                                 Name:
                                 Title:

                              By:
                                 --------------------------
                                 Name:
                                 Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 10 3/8% Senior Notes due 2004, described in the within-mentioned Indenture.

Dated: June __, 1997
                              U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                              as Trustee

                              By:
                                 --------------------------
                                 Authorized Signatory

                             (REVERSE OF SECURITY)

                            LESLIE'S POOLMART, INC.

                              10 3/8% Senior Note
                          due July 15, 2004, Series A

1.  Interest.
    --------

          LESLIE'S POOLMART, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on January 15 and July 15 of each year (the "Interest Payment Date"), commencing January 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 11, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

 2.  Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.  Paying Agent and Registrar.
    --------------------------

          Initially, U.S. Trust Company of California, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-Registrar without notice to the Holders. The Company or any of its Sub-sidiaries may, subject to certain exceptions, act as Registrar or Co-Registrar.

 4.  Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of June 11, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $115,000,000.

5.  Optional Redemption.
    -------------------

          The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 15, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 15 of the year set forth below, plus, in each case, accrued interest to the date of redemption:

            YEAR                      PERCENTAGE
            ----                      ----------
            2001..................      105.188%
            2002..................      102.594%
            2003..................      100.000%

6.   Optional Redemption upon Public Equity Offering.
     -----------------------------------------------

          At any time, or from time to time, on or prior to July 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to $25.0 million aggregate principal amount of the Securities at a redemption price equal to 110.375% of the principal amount thereof, plus accrued interest to the date of redemption; provided that after giving effect to any such redemption at least $65.0 million
--------
aggregate principal amount of the Securities remains outstanding. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

          As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act, or any successor statute.

7.   Notice of Redemption.
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

8.   Change of Control Offer.
     -----------------------

          Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

9.   Limitation on Disposition of Assets.
     -----------------------------------

          The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.  Denominations; Transfer; Exchange.
     ----------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any Security being redeemed in part.

11.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.   Restrictive Covenants.
      ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of Subsidiaries to third parties, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.  Registration Rights.
     -------------------

          Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Series A Security for the Company's 10 3/8% Senior Notes due 2004, Series B, which will have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Leslie's Poolmart, Inc., 20630 Plummer Street, Chatsworth, California 91311, Attn: Chief Financial Officer.

23.  Governing Laws.
     --------------

          This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

                                ASSIGNMENT FORM

I or we assign and transfer this Security to:


(Print or type name, address and zip code of assignee or transferee)


(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_____________________________________, agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                        Signed:
                                     ------------------------------------------
                                     (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
                    ---------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

Section 4.16 [      ] Section 4.17 [      ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount: $_____________

Date:                  Your Signature:
                                      ----------------------------------------
                                     (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    ---------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B
                                                                       ---------

                          [FORM OF SERIES B SECURITY]

                            LESLIE'S POOLMART, INC.

                              10 3/8% Senior Note
                          due July 15, 2004, Series B

                                               CUSIP No.:
No. [         ]                                       $[             ]

          LESLIE'S POOLMART, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to
[       ] or registered assigns, the principal sum of $[          ] Dollars, on
July 15, 2004.

          Interest Payment Dates: January 15 and July 15, commencing January 15, 1998

          Record Dates:  December 31 and June 30

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                              LESLIE'S POOLMART, INC.

                              By:
                                 ---------------------------
                                 Name:
                                 Title:

                              By:
                                 ---------------------------
                                 Name:
                                 Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 10 3/8% Senior Notes due 2004, Series B, described in the within-mentioned Indenture.

Dated:

                              U.S TRUST COMPANY OF CALIFORNIA, N.A.,
                              as Trustee

                              By:
                                 -----------------------------------
                                  Authorized Signatory

                             (REVERSE OF SECURITY)

                            LESLIE'S POOLMART, INC.

                              10 3/8% Senior Note
                          due July 15, 2004, Series B

1.  Interest.
    --------

          LESLIE'S POOLMART, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on January 15 and July 15 of each year (the "Interest Payment Date"), commencing January 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 11, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.   Method of Payment.
     ------------------

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.
     ---------------------------

          Initially, U.S. Trust Company of California, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-Registrar without notice to the Holders. The Company or any of its Sub-sidiaries may, subject to certain exceptions, act as Registrar or Co-Registrar.

4.  Indenture.
    ---------

          The Company issued the Securities under an Indenture, dated as of June 11, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $115,000,000.

5.  Optional Redemption.
    -------------------

          The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 15, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 15 of the year set forth below, plus, in each case, accrued interest to the date of redemption:

              YEAR                     PERCENTAGE
              ----                     ----------
              2001...................   105.188%
              2002...................   102.594%
              2003...................   100.000%

6.   Optional Redemption upon Public Equity Offering.
     -----------------------------------------------

          At any time, or from time to time, on or prior to July 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to $25.0 million aggregate principal amount of the Securities at a redemption price equal to 110.375% of the principal amount thereof, plus accrued interest to the date of redemption; provided that after giving effect to any such redemption at least $65.0 million
--------
aggregate principal amount of the Securities remains outstanding. In order to effect the foregoing redemption with the proceeds of any Public Equity Of-fering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

          As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act, or any successor statute.

7.   Notice of Redemption.
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

8.   Change of Control Offer.
     -----------------------

          Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

9.   Limitation on Disposition of Assets.
     -----------------------------------

          The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.  Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any Security being redeemed in part.

11.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company may be discharged from their obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from their obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of Subsidiaries to third parties, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to Leslie's Poolmart, Inc., 20630 Plummer Street, Chatsworth, California 91311,
Attn:  Chief Financial Officer.

22.  Governing Law.
     -------------

          This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

                                ASSIGNMENT FORM

I or we assign and transfer this Security to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)


--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        -------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                        Signed:
      -------------------            -----------------------------------------
                                     (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:---------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

Section 4.16 [      ]   Section 4.17 [      ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount: $_____________

Date:                  Your Signature:
     ---------------                  ----------------------------------------
                                     (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    ----------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C
                                                                       ---------

                      FORM OF LEGEND FOR GLOBAL SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D
                                                                       ---------

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES

     Re: 10 3/8% Senior Notes due 2004, (the "Securities"), of Leslie's Poolmart, Inc.
          --------------------------------------------------------------

          This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

          has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

          has requested that the Registrar by written order to exchange or register the transfer of a Physical Security or Physical Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

          Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16(a)(II)(A) or Section 2.16(d)(i)(A) of the Indenture).

          Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

          Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

          Such Security is being transferred in reliance on Regulation S under the Act.

          Such Security is being transferred in reliance on Rule 144 under the Act.

          Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."

                                    ------------------------------
                                     [INSERT NAME OF TRANSFEROR]

                                    By:
                                       ----------------------------
                                          [Authorized Signatory]

Date:
     ------------------
    *Check applicable box.

                                                                       EXHIBIT E
                                                                       ---------

                           Form of Certificate To Be
                          Delivered in Connection with
                Transfers to Institutional Accredited Investors
                -----------------------------------------------

                                                           _______________, ____

U.S. Trust Company of California, N.A.
515 South Flower Street
Suite 2700
Los Angeles, California  90071

Attention:  Corporate Trust Department

     Re: Leslie's Poolmart, Inc. (the "Company") Indenture (the "Indenture") relating to 10 3/8% Senior Notes due 2004
          ------------------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of 10 3/8% Senior Notes due 2004 (the "Securities"), of Leslie's Poolmart, Inc. (the "Company"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated June 6, 1997 relating to the Securities. We acknowledge that we have read and agreed to the matters stated on pages i-ii of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only
(A) to the Company or any subsidiary thereof, (B) inside the United States in accor-dance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulations S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any Benefit Plan (as defined in the section entitled, "Transfer Restrictions" in the Offering Memorandum), except as permitted in the section entitled "Transfer Restrictions" in the Offering Memorandum.

          5. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company, such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferor]

                              By:
                                 --------------------------------
                                     [Authorized Signatory]

                                                                       EXHIBIT F
                                                                       ---------

                           Form of Certificate To Be
                            Delivered in Connection
                          with Regulation S Transfers
                          ---------------------------

                                                           _______________, ____

U.S. Trust Company of California, N.A.
515 South Flower Street
Suite 2700
Los Angeles, California  90071

Attention:  Corporate Trust Administration

     Re:  Leslie's Poolmart, Inc. (the "Company")
     10 3/8% Senior Notes due 2004 (the "Securities")
     ------------------------------------------------

Dear Sirs:

          In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By:
                                 ---------------------------
                                   [Authorized Signature]

                                      F-2